Exhibit A

JOINT FILING STATEMENT

I, the undersigned, hereby express my agreement that the attached Schedule 13D (and any amendments thereto) relating to the Common Stock of Canoo Inc. is filed on behalf of each of the undersigned.

Date: December 30, 2020

AFV Partners SPV-4 LLC

By: Tony Aquila, by /s/ Ron A. Metzger, Attorney-in-Fact

Tony Aquila, President and Chief Executive Officer

AFV Management Advisors LLC

By: Tony Aquila, by /s/ Ron A. Metzger, Attorney-in-Fact

Tony Aquila, Managing Member

By: Tony Aquila, by /s/ Ron A. Metzger, Attorney-in-Fact

Tony Aquila